77Q1e
Amendment No. 2 to the Management Agreement between American Century Variable Portfolios, Inc.
and American Century Investment Management,
Inc., effective as of May 1, 2016 (filed electronically as Exhibit (d)(3) to Post-Effective
Amendment No. 67 to the Registration Statement of the Registrant on April 13, 2016, File No. 33-14567 and incorporated herein by reference).